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                       UNITED STATES SURGICAL CORPORATION
                   1997 KEY MANAGEMENT EQUITY INVESTMENT PLAN

1. Purpose of the Plan

The purpose of the 1997 Key Management Equity Investment Plan (the "Plan") is to secure for United States Surgical Corporation (the "Company") and its stockholders the benefits of the incentive inherent in additional Common Stock ownership by permitting selected employees of the Company and its subsidiaries to elect a grant of options for the purchase of shares of the Company's Common Stock by foregoing annual and/or long term bonus compensation. It is intended that the Plan will provide financial advantages to the Company, by saving cash and reducing expenses, and will allow such selected employees of the Company to demonstrate their commitment to the Company by choosing options in exchange for bonus opportunities, thereby taking an additional personal economic risk in the Company's future.

2. Definitions.

     (a) "Board" means the Board of Directors of the Company.

     (b) "Committee" means the Compensation/Option Committee of the Board or any successor committee appointed by the Board to administer the Plan.

     (c) "Common Stock" means the authorized common stock of the Company.

     (d) "Company" means United States Surgical Corporation.

     (e) "Eligible Employee" means any person (or category of person) designated by the Committee as eligible to participate in the Plan.

     (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

     (g) "Fair Market Value" means, at any date, the value of a share of Common Stock on such date as determined by the Committee by any fair and reasonable means, provided, however, that in the absence of a specific Committee determination to the contrary in a particular circumstance, "Fair Market Value" is the average of the high and low quoted sales prices of a share of Common Stock on the New York Stock Exchange on the particular date or, if no sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were sales; provided, however, that with respect to any minimum value prescribed by the Committee that a share of Common Stock must reach as a condition to

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vesting, exercise, or otherwise, "Fair Market Value" shall mean the closing quoted prices of a share of Common Stock on the New York Stock Exchange on any date subsequent to vesting and up to six months prior to the expiration date or, if no such sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were such sales.

     (h) "Option" means a Non Qualified Stock Option governed by Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision.

     (i) "Participant" means any Eligible Employee electing to participate under the Plan.

     (j) "Plan" means the 1997 Key Management Equity Investment Plan as set forth herein and as amended from time to time.

     (k) "Subsidiary" means any subsidiary corporation, as defined in Section 424 of the Internal Revenue Code, of the Company.

3. Shares of Common Stock Subject to the Plan.

     (a) Subject to the provisions of Section 3(c) and Section 7 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Options under the Plan shall not exceed 2,000,000.

     (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Company, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market or otherwise (treasury shares).

     (c) If shares covered by any Option cease to be issuable or transferable for any reason, such number of shares will no longer be charged against the limitations provided for in Section 3(a) and may again be made subject to Options.

4. Administration of the Plan.

     (a) The Plan will be administered by the Committee, which will consist of three or more persons (i) who are not eligible to participate under the Plan, and (ii) who qualify as "non-employee directors" under Rule 16b-3, or any successor rule, under the Exchange Act.

     (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its

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functions as described in the Plan. The Committee has authority, in its discretion, to determine and designate from time to time those Eligible Employees who may participate in the Plan. The Committee also has authority to
(i) interpret the Plan, (ii) determine the terms and provisions of the Option instruments and (iii) make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

     (c) No member of the Board or the Committee will be liable for any action taken or determination made in good faith by the Board or the Committee with respect to the Plan or any Option made under the Plan.

5. Grants.

     The Committee has authority in its discretion to determine the terms of participation during any calendar year, including, without limitation, the number and price of Options which may be acquired by a Participant, the term of the Option, whether salary and/or bonus compensation would be affected, and the vesting schedule with respect to Options purchased under the Plan. In order to participate, each Participant selected must, prior to the start of the period in which such compensation would be paid, file with the Committee (or its designee) an irrevocable authorization directing the Company to reduce his or her salary and/or bonus compensation opportunity for the pertinent period by a designated multiple of one percent (1%), within such ranges as the Committee may permit. The Committee shall review the filed authorizations and determine whether to approve, in whole or in part, one or more of those authorizations. To the extent the Committee approves one or more authorizations, the Participants who file the authorizations shall be granted options under this Plan. To the extent one or more authorizations are not approved by Committee, those authorizations shall have no force or effect and no options shall be granted under this Section 5 to such Participants. The Committee may provide, among other things, for the election by Participants to forego salary and/or bonus compensation, and for establishment of the basis on which the options granted will relate to the compensation foregone by the Participant (which shall be communicated to the Eligible Employee prior to the time he or she makes an election to participate in the Plan). Each Option will be evidenced by a written agreement briefly describing the material terms and conditions of the Options, and the election to forego compensation, including such terms and conditions, consistent with the Plan, as the Committee may deem advisable. Options shall be granted only for the purchase of whole shares of the Common Stock, and any remaining amounts of compensation otherwise foregone shall be paid to the Participant as if not foregone.


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6. Terms and Conditions of Options.

     (a) Unless otherwise determined by the Committee, the price at which Common Stock may be purchased by a Participant under an Option shall be at or above the Fair Market Value of the Common Stock on the date of grant.

     (b) The Committee shall determine the option exercise period of each Option. The period shall not exceed 15 years from the date of grant.

     (c) Upon the exercise of an Option, the purchase price will be payable in full in cash (including bank or certified check or wire transfer); or, in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the Participant for at least six months; or, in the discretion of the Committee, by installment payments or by a promissory note, in each case with recourse and fully secured by the shares of Common Stock issued upon exercise of the Option and bearing interest at a rate determined by the Committee, but not less than a market rate of interest as established by the Committee; or by a combination of any of the above. The Committee may permit installment payments or promissory note payments to be made by the assignment and delivery to the Company of shares of Common Stock owned by the Participant for at least six months, in which case such shares will be valued at the Fair Market Value of the Common Stock on the date of payment of such withholding taxes.

7. Adjustment Provisions.

     (a) Subject to Section 7(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in
Section 3, (ii) the number and kind of shares or other securities subject to the then-outstanding Options, and (iii) the purchase price for each share or other unit of any other securities subject to then-outstanding Options without change in the aggregate purchase price as to which such Options remain exercisable.

     (b) Subject to Section 7(c), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the


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surviving corporation, or upon the sale of all or substantially all the property of the Company, all Options then outstanding under the Plan will be fully vested and exercisable, and the Committee may provide in connection with such transaction for the continuance of the Plan and the assumption of such Options or the substitution for such Options of new Options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

     (c) In the event a Change of Control of the Company occurs, all Options then outstanding under the Plan will be fully vested and exercisable, effective upon the occurrence of such Change of Control. In the event that any Person makes a filing under Section 14(d) of the Exchange Act with respect to the Company, the exercise dates of any outstanding Options held by Participants shall be without further action by the Committee accelerated to make them fully vested and exercisable. In addition, in the event a Change of Control of the Company occurs, or in the event that any Person makes a filing under Section 14(d) of the Exchange Act with respect to the Company, the Committee may, in its sole discretion, without obtaining stockholder approval, and subject to any limitations imposed by Section 16 of the Exchange Act, take any one or more of the following actions or any other action permitted under this Plan, subject in all cases to the limitations of Section 3(a), grant appreciation rights to holders of outstanding Options, pay cash to holders of outstanding Options in exchange for their cancellation or make any other appropriate adjustments or amendments to the Plan and outstanding Options or substitute new Options for outstanding Options.

     For purposes of this Section 7(c), the following definitions shall apply:

          (A) A "Change in Control" of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates (defined below), becomes the beneficial owner of 20% or more of the general voting power of the Company.

          (B) "Affiliate and Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2, or any successor rule, of the General Rules and Regulations under the Exchange Act.

          (C) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company; any Subsidiary (defined below); any employee benefit plan or employee stock plan of the Company or any Subsidiary, or any Person organized, appointed, established or holding Voting Stock (defined below) by, for or pursuant to the terms of such a plan.

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          (D) "Subsidiary" shall mean any firm, corporation, or other entity at least 50% of whose outstanding Voting Stock or similar ownership interest is owned, directly or indirectly, by the Company.

          (E) "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

     (d) Adjustments under Sections 7(a), (b) and (c) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

8. Termination of Employment.

     (a) Except if and to the extent otherwise expressly provided by the provisions of Section 8(b) below, it shall be a condition to the Company's obligations with respect to an Option and the shares of Common Stock acquired on exercise of such Option, and a condition to the Participant's entitlement thereto, that the Participant shall remain in the continuous employ of the Company and its Subsidiaries through the end of the vesting period applicable to such Option.

     (b) If a Participant's employment with the Company and its Subsidiaries is terminated during the period for which such Option was granted under the Plan
(i) by death, or (ii) by Disability (defined below), then effective upon the occurrence of such event, all Options granted to such Participant then outstanding under the Plan will be fully vested and exercisable. Upon termination of a Participant's employment for any other reason, Options held by such Participant will thereafter be exercisable only to the extent they were exercisable on the date of termination of employment and the Options will terminate upon the earlier of (x) its normal termination date, or (y) three months after the date of such Participant's termination of employment. If in accordance with the immediately preceding sentence, the Options will terminate within such three months after the date of termination of employment, then such Options will be exercisable to the extent they were exercisable during such three month period.

     For purposes of this Section 8(b), "Disability" shall mean termination of a Participant's employment with the Company and its Subsidiaries under circumstances that entitle a Participant (or that will entitle a Participant after any applicable waiting period) to disability benefits under the long-term disability insurance plan of the Company applicable to such Participant at the time of such termination.

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     (d) Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, cancel any Option prior to exercise if a Participant's employment terminates and he or she were to engage in activities in conflict with the Company's best interests, in breach of agreements with the Company, or take any actions which otherwise harm the Company in any way. In addition, if any such action occurs and the Participant is terminated before or within six months after exercise of an Option (whether such exercise is during or after employment), the exercise will be deemed rescinded, and the Company may recover the financial benefit accruing to the terminated employee upon such exercise.

9. General Provisions.

     (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without cause.

     (b) No shares of Common Stock will be issued or transferred pursuant to an Option unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

     (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

     (d) The Committee shall provide for the withholding of federal, state or local taxes of any kind required by law to be withheld with respect to payments and delivery of shares to Participants under the Plan. With respect to any Option, the Committee may, in its discretion, permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of the Option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

     (e) No Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge or charge of any nature except that under such rules and regulations as the

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Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option.

     (f) The Plan shall be unfunded, and the Participant's rights with respect to his or her compensation that is elected for reduction shall be those of a general unsecured creditor of the Company.

10. Amendment and Termination.

     (a) The Board shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time.

     (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Option as it deems advisable; provided, however, that no such modification shall reduce the exercise price under such Option.

     (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, impair or adversely affect any right or obligation under any Option previously granted under the Plan.

11. Effective Date of Plan and Duration of Plan.

The Plan shall become effective upon its adoption by the Compensation/Option Committee of the Board of Directors. Unless previously terminated, the Plan will terminate when no more shares of Common Stock are available for issuance or transfer pursuant to Options under the limitations of Section 3(a).

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